UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 16, 2025
OPEN LENDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway
Suite 450
Austin, Texas 78746
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 512-892-0400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2025, Open Lending Corporation (the “Company”) announced that John J. Flynn retired from his position as a member of the Board of Directors (the “Board”) of the Company, effective as of January 16, 2025. Mr. Flynn’s retirement is not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies, or practices of the Company.
On January 21, 2025, the Company issued a press release in connection with Mr. Flynn’s retirement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

99.1	Press Release issued by the Company on January 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Charles D. Jehl
Name:	Charles D. Jehl
Title:	Chief Executive Officer and Interim Chief Financial Officer
Date: January 21, 2025

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